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SHORT CERTIFICATE                                                   EXHIBIT 3(a)

                               STATE OF NEW YORK

                              INSURANCE DEPARTMENT


IT IS HEREBY CERTIFIED THAT the attached copy of Certificate of the Amended and Restated Charter of FIRST SUNAMERICA LIFE INSURANCE COMPANY, of New York, New York, for the purpose of changing the date of the annual meeting of the stockholders, as approved by this Department June 13, 2003,

HAS BEEN COMPARED WITH THE ORIGINAL OF FILE IN THIS DEPARTMENT AND THAT IT IS A CORRECT TRANSCRIPT THEREFROM AND OF THE WHOLE OF SAID ORIGINAL.



                                        IN WITNESS WHEREOF, I have hereunto set
[STATE OF NEW YORK                 my hand and affixed the official seal of this
SUPERINTENDENT OF INSURANCE        Department at the City of Albany, this 13th
SEAL]                              day of June, 2003.

                                   /s/ Signature Illegible
                                   SPECIAL DEPUTY SUPERINTENDENT
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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          AMENDED AND RESTATED CHARTER
                                       OF
                    FIRST SUNAMERICA LIFE INSURANCE COMPANY

     We, Jay S. Wintrob and Christine A. Nixon, the President and Secretary, respectively, of First SunAmerica Life Insurance Company, do hereby certify:

FIRST:    The name of the corporation is FIRST SUNAMERICA LIFE INSURANCE
----- COMPANY (the "Corporation"). The Corporation was formed under the name of The Capitol Life Insurance Company of New York.

SECOND:   The original Charter of the Corporation was filed with the office of
------ the Superintendent of Insurance of the State of New York on December 5, 1978

THIRD:    The amendment effected by this certificate of amendment is as follows:
-----

          Section 6 of the Amended and Charter relating to the annual meeting of the stockholders is hereby amended to read in its entirety as follows:

               Section 6. The annual meeting of the stockholders for the purpose of electing directors and the transaction of other business as may be properly brought before the meeting shall be held on the second Monday in May of each year at a time that the Board of Directors shall designate; however, the Board of Directors is authorized to set the date and time of the annual meeting on such other date or time in the month of May or June, as it may select, provided that the Board of Directors shall notify the Superintendent of Insurance of such a change of date and time. At such annual meeting, the directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next annual meeting, and until their successors are elected and qualify. Whenever any vacancy shall occur in the Board of Directors, by death, resignation or otherwise, any director elected by the remaining members of the Board to fill the vacancy or vacancies then existing shall hold office for the unexpired term of the director whose place he/she has taken.


               The officers of the Corporation shall be elected annually by the Board of Directors of the Corporation at the meeting of the Board held immediately following the annual meeting of the

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            stockholders and shall hold office at the pleasure of the Board of
            Directors. A vacancy in any office resulting from death, resignation or from any other cause may be filled by the Board of Directors at any meeting of the Board.

FOURTH: The foregoing amendment to the Amended and Restated Charter of the Corporation was authorized by resolution of the Board of Directors of the Corporation, followed by the written consent of the holder of all of the outstanding shares of the Corporation entitled to vote on said amendment to Amended and Restated Charter.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.



Dated: May 30, 2003


                                              FIRST SUNAMERICA LIFE
                                              INSURANCE COMPANY



                                              By: /s/ Jay S. Wintrob
                                                  -------------------------
                                                  Jay S. Wintrob
                                                  President



                                              By: /s/ Christine A. Nixon
                                                  -------------------------
                                                  Christine A. Nixon
                                                  Secretary

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